SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2003

METROCALL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21924	54-1215634

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 660-6677

Item 5. Other Events.

     On September 2, 2003, Metrocall Holdings, Inc. issued a press release announcing that on August 29, 2003 it had mailed notice to holders of its 15% cumulative series A preferred stock (series A preferred) that it will redeem 1,797,103 series A preferred shares with an aggregate liquidation value of $20.0 million on September 30, 2003. In addition, the press release also announced that Metrocall’s board of directors declared a cash dividend on the series A preferred of $0.4208 per share for holders of record on September 15, 2003. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference in response to this item.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 2, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCALL HOLDINGS, INC.

By:	/s/ George Z. Moratis

Name:	George Z. Moratis
Title:	Chief Financial Officer and Treasurer

Dated: September 2, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 2, 2003